Exhibit 23.5

[LETTERHEAD OF CASSEL SALPETER & CO. LLC]
CONSENT OF CASSEL SALPETER & CO., LLC

American DG Energy, Inc.
45 First Avenue
Waltham, MA 02451
Attention: Special Committee of the Board of Directors

RE: Joint Proxy Statement of American DG Energy, Inc. (“ADGE”) and Tecogen Inc. (“Tecogen”)/ Prospectus of Tecogen which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of Tecogen (the “Registration Statement”).
Members of the Special Committee:
We hereby consent to the inclusion of our opinion letter, dated October 31, 2016, to the Special Committee of the Board of Directors of ADGE as Annex C to the Joint Proxy Statement/Prospectus included in the Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such amendment, under the headings “SUMMARY-Opinion of Financial Advisor to the ADGE Special Committee,” “THE MERGER-Background of the Merger,” and “THE MERGER-Opinion of ADGE’s Financial Advisor.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: January 27, 2017

/s/ Cassel Salpeter & Co., LLC